As filed with the Securities and Exchange Commission on April 16, 2009.

Registration No. 333-135043

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

Post-Effective Amendment No. 1
to

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FRANKLIN CREDIT HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

                                     Delaware                                                                                                          26-3104776
                            (State or Other Jurisdiction of                                                                                           (I.R.S. Employer Identification No.)
                            Incorporation or Organization)

101 Hudson Street
Jersey City, New Jersey 07302
(Address of Principal Executive Offices)

FRANKLIN CREDIT MANAGEMENT CORPORATION
2006 STOCK INCENTIVE PLAN
(Full Title of the Plan)

Alexander Gordon Jardin
Chief Executive Officer
Franklin Credit Holding Corporation
101 Hudson Street
Jersey City, New Jersey 07302
(Name and Address of Agent for Service)

(201) 604-1800
(Telephone Number, Including Area Code,
of Agent for Service)

Copy to:

Kevin Gildea
Chief Legal Officer
Franklin Credit Holding Corporation
101 Hudson Street
Jersey City, New Jersey 07302
(201) 604-1800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

 ☐    Large accelerated filer                                                                                   ☐     Accelerated filer
 ☐    Non-accelerated filer                                                                                     ☒ Smaller Reporting Company
(Do not check if a smaller reporting company)

POST-EFFECTIVE AMENDMENT NO. 1

           This post-effective amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), to reflect the adoption by Franklin Credit Management Corporation, a Delaware corporation (the “Predecessor Registrant”), of a holding company form of organizational structure.  The holding company organizational structure was implemented by the merger (the “Merger”), in accordance with Section 251(g) of the Delaware General Corporation Law, of Franklin Merger Sub, Inc., a Delaware corporation, with and into the Predecessor Registrant, with the Predecessor Registrant being the surviving corporation.  In the Merger, which was consummated on December 19, 2008 (the “Effective Time”), each share of the issued and outstanding common stock of the Predecessor Registrant was converted into one share of common stock of Franklin Credit Holding Corporation, a Delaware corporation (the “Registrant”).  Pursuant to the Merger, the Predecessor Registrant became a direct, wholly-owned subsidiary of the Registrant.

           This Post-Effective Amendment No. 1 to Form S-8 pertains to the adoption by the Registrant of Registration No. 333-135043, originally covering the 750,000 shares of the Predecessor Registrant’s common stock issuable under the Franklin Credit Management Corporation 2006 Stock Incentive Plan (the “Plan”).

           In accordance with Rule 414, the Registrant, as the successor issuer, hereby expressly adopts this Registration Statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement pursuant to the note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents:

(1)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission (the “Commission”) on April 10, 2009;

(2)	the Registrant’s Current Reports on Form 8-K, filed with the Commission on January 5, 2009, March 5, 2009, April 6, 2009, and April 7, 2009; and

(3)
the description of the Registrant’s common stock contained in the Predecessor Registrant’s Registration Statement on Form 8-A under Section 12 of the Exchange Act, dated May 17, 1989, including any amendment or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

Not applicable.

Item 5.	Interest of Named Experts and Counsel.

The validity of the shares offered under this Registration Statement is being passed upon for the Registrant by Kevin Gildea, Esq., who is employed by the Registrant as its Chief Legal Officer.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant.  The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Article VI of the Registrant’s First Amended and Restated Certificate of Incorporation provides that the Registrant shall to the fullest extent permitted by Delaware law, as in effect from time to time, indemnify each director of the Registrant or of any of its wholly-owned subsidiaries who was or is a party or is threatened to be made a party to any litigation or other legal proceeding, by reason of the fact that he or she is or was a director of the Registrant or of any of its subsidiaries (provided that such person’s actions subject to such proceeding were taken in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful) against all expense, liability and loss (including, but not limited to, attorneys’ fees, judgments, fines, excise taxes or penalties with respect to any employee benefit plan or otherwise, and amounts paid or to be paid in settlement) incurred or suffered by such director in connection with such proceeding; provided, however, that, except for proceedings to recover claims made by a director against the Registrant pursuant to such Article VI, the Registrant shall not be obligated to indemnify a director in connection with a proceeding (or part thereof) not authorized by the board of directors of the Registrant and initiated by such director against (i) the Registrant or any of its subsidiaries, (ii) any person who is or was a director, officer, employee or agent of the Registrant or any of its subsidiaries and/or (iii) any person or entity which is or was controlled, controlled by, or under common control with the Registrant or has or had business relations with the Registrant or any of its subsidiaries.

The right to indemnification conferred by such Article VI includes the right to be paid by the Registrant the expenses incurred in connection with the defense or investigation of any such proceeding in advance of its final disposition; provided, however, that the payment of such expense in advance of the final disposition of a proceeding shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such director or former director, and such other reasonable assurance that the Registrant may reasonably require, that all amounts so advanced shall be repaid if it shall ultimately be determined that such director or former director is not entitled to be indemnified by the Registrant.

Article VI of the Registrant’s First Amended and Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the DGCL is amended to expand the indemnification permitted to directors the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.  Article VI of the Registrant’s First Amended and Restated Certificate of Incorporation also permits the indemnification by the Registrant or persons other than directors to the fullest extent permitted by the DGCL.

The Registrant has obtained directors and officers liability insurance for the benefit of its directors and certain of its officers.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s First Amended and Restated Certificate of Incorporation provides for such limitation of liability.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

A list of exhibits filed with this Registration Statement is set forth in the Exhibit Index and is incorporated herein by reference.

Item 9.    Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Not applicable.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on this 16th day of April, 2009.

                    FRANKLIN CREDIT HOLDING CORPORATION

                    By: /s/ Alexander Gordon Jardin
                          Alexander Gordon Jardin
                          Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below each severally constitutes and appoints Alexander Gordon Jardin and Paul D. Colasono, and each of them, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to sign any registration statement (and any post-effective amendments) relating to the same offering as this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or their substitute, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Alexander Gordon Jardin Alexander Gordon Jardin	Chief Executive Officer and Director (Principal Executive Officer)	April 16, 2009
/s/ Paul D. Colasono Paul D. Colasono	Chief Financial Officer and Executive Vive President (Principal Financial Officer)	April 16, 2009
/s/ Kimberley Shaw Kimberley Shaw	Treasurer and Controller (Principal Accounting Officer)	April 16, 2009
/s/ Thomas J. Axon Thomas J. Axon	President and Chairman of the Board	April 16, 2009
/s/ William F. Sullivan William F. Sullivan	Chief Operating Officer and Director	April 16, 2009
/s/ Michael Bertash Michael Bertash	Director	April 16, 2009
/s/ Frank B. Evans, Jr. Frank B. Evans, Jr.	Director	April 16, 2009
/s/ Steven W. Lefkowitz Steven W. Lefkowitz	Director	April 16, 2009
/s/ Allan R. Lyons Allan R. Lyons	Director	April 16, 2009

EXHIBIT INDEX

Exhibit Number	Description

4.1
Franklin Credit Management Corporation 2006 Stock Incentive Plan.  Incorporated by reference to Exhibit 10.9 of the Predecessor Registrant’s Revised Definitive Proxy Statement on Schedule 14A, filed with the Commission on May 3, 2006.

*5.1	Opinion of Kevin Gildea, Esq.

*23.1	Consent of Kevin Gildea, Esq. (included in Exhibit 5.1 to this Registration Statement).

*23.2	Consent of Deloitte & Touche LLP.

*24.1	Power of Attorney (included on the signature page of this Registration Statement).

*Filed herewith.